AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 7, 2014
     ---------------------------------------------------------------------------
                                  FILE NO. 333-


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                         ALLSTATE LIFE INSURANCE COMPANY
                           (Exact Name of Registrant)

                               ILLINOIS 36-2554642
                  (State or Other Jurisdiction (I.R.S. Employer
            of Incorporation or Organization) Identification Number)

                  3100 SANDERS ROAD, NORTHBROOK, ILLINOIS 60062
                                  847-402-5000

            (Address and Phone Number of Principal Executive Office)

                                 CT Corporation
                            208 South LaSalle Street
                                   Suite 814
                               Chicago, IL 60604
                                  312-345-4320

       (Name, Complete Address and Telephone Number of Agent for Service)

                                   COPIES TO:

                           JAN FISCHER-WADE, ESQUIRE
                        ALLSTATE LIFE INSURANCE COMPANY
                              2940 S. 84th Street
                             Lincoln, NE 68506-4142



              APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
The annuity contracts and interests thereunder covered by this registration statement are to be issued promptly and from time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: / /

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.
/ /

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer /  /    Accelerated filer /  /

Non-accelerated  filer /X/ (Do not check if a smaller reporting company)

Smaller reporting company / /



CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
                                                                            Proposed
        Title of                           Amount           maximum         maximum               Proposed
    securities to be                       to be         offering price    aggregate             Amount of
       registered                        registered       per unit(1)     offering price      registration fee
------------------------------------------------------------------------------------------------------------------
Market Value                            $319,501,340      $1.00        $319,501,340              $0
Adjusted Annuity
Contracts
------------------------------------------------------------------------------------------------------------------

(1) Interests in the market value adjustment account are sold on a dollar basis, not on the basis of a price per share or unit.

     This filing is being made under the Securities Act of 1933 to register $319,501,340 of interests in market value adjusted annuity contracts.
     The interests being registered herein are carried over, as unsold securities, from an existing Form S-3 registration statement of the same issuer (333-177675) filed on November 2, 2011. Because a filing fee of $58,950 previously was paid with respect to those securities, there is no filing fee under this registration statement. In accordance with Rule 415
     (a)(6), the offering of securities on the earlier registration statement will be deemed terminated as of the effective date of this registration statement.

CUSTOM ANNUITY

ALLSTATE LIFE INSURANCE COMPANY
P.O. BOX 660191
DALLAS, TX 75266-0191
TELEPHONE NUMBER: 1-800-654-2397
FAX NUMBER: 1-866-628-1006                            PROSPECTUS DATED NOVEMBER
                                                      11, 2014



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Allstate Life Insurance Company ("Allstate Life") has issued the Custom
Annuity, a group and individual flexible premium deferred annuity contract ("Contract"). This prospectus contains information about the Contract. Please keep it for future reference.

THE CONTRACT IS NO LONGER BEING OFFERED FOR SALE. IF YOU HAVE ALREADY PURCHASED A CONTRACT YOU MAY CONTINUE TO ADD TO IT. EACH ADDITIONAL PAYMENT MUST BE AT LEAST $1,000.

The Contracts are available through Morgan Stanley & Co. Inc., the principal underwriter for the Contracts.


             THE SECURITIES AND EXCHANGE COMMISSION ("SEC") HAS NOT APPROVED OR DISAPPROVED
             THE SECURITIES DESCRIBED IN THIS PROSPECTUS, NOR HAS IT PASSED ON THE ACCURACY OR THE
             ADEQUACY OF THIS PROSPECTUS. ANYONE WHO TELLS YOU OTHERWISE IS COMMITTING A FEDERAL
             CRIME.
   IMPORTANT
             INVESTMENT IN THE CONTRACTS INVOLVES SERIOUS INVESTMENT RISKS, INCLUDING POSSIBLE LOSS
             OF PRINCIPAL.
    NOTICES
             THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH
             OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY
             INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS
             OTHER THAN AS CONTAINED IN THIS PROSPECTUS.


                                 1  PROSPECTUS

TABLE OF CONTENTS
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                                                         PAGE
OVERVIEW
     Important Terms                                       4
     The Contract at a Glance                              4
     How the Contract Works                                5
CONTRACT FEATURES
     The Contract                                          6
          Contract Owner                                   6
          Annuitant                                        6
          Beneficiary                                      6
          Modification of the Contract                     7
          Assignment                                       7
     WRITTEN REQUESTS AND FORMS IN
     GOOD ORDER                                            7
     Purchases and Contract Value                          7
          MINIMUM PURCHASE PAYMENTS                        7
          AUTOMATIC ADDITIONS PROGRAM                      7
          ALLOCATION OF PURCHASE
          PAYMENTS                                         7
          CONTRACT VALUE                                   7
     Guarantee Periods                                     7
          INTEREST RATES                                   7
          HOW WE CREDIT INTEREST                           8
          MARKET VALUE ADJUSTMENT                          9
     Expenses                                              9
          Withdrawal Charge                                9
          Premium Taxes                                   10
     Access to Your Money                                 10
          Systematic Withdrawal Program                   10
          Postponement of Payments                        10
          Return of Purchase Payment Guarantee            10
          Minimum Contract Value                          11


                                                         PAGE
     Payout Phase                                         11
          Payout Start Date                               11
          Income Plans                                    11
          Income Payments                                 12
          Certain Employee Benefit Plans                  12
     Death Benefits                                       12
          DEATH BENEFIT AMOUNT                            12
          DEATH BENEFIT OPTIONS                           12
OTHER INFORMATION
     More Information                                     13
          Allstate Life                                   13
          The Contract                                    13
          Annuities Held within a Qualified Plan          13
          Legal Matters                                   14
     Taxes                                                14
          Taxation of Allstate Life Insurance Company     14
          Taxation of Fixed Annuities in General          14
          Income Tax Withholding                          16
          Tax Qualified Contracts                         16
     Annual Reports and Other Documents                   21
     Annual Statements                                    21
     Market Value Adjustment                              22


                                 2   PROSPECTUS

IMPORTANT TERMS
--------------------------------------------------------------------------------
This prospectus uses a number of important terms with which you may not be familiar. The index below identifies the page that defines each term. Each term will appear in bold italics on the page on which it is first defined.





                                      PAGE
Accumulation Phase                      5
Adjusted Withdrawal Request Amount      9
Annuitant                               6
Automatic Additions Program             4
Beneficiary                             6
*Contract                               6
Contract Owner ("You")                  5
Contract Value                          4
Due Proof of Death                     12


                                      PAGE
"Guarantee Periods"                     4
Income Plans                           11
Issue Date                              5
Market Value Adjustment                 4
Payout Phase                            5
SEC                                     1
Settlement Value                       12
Systematic Withdrawal Program          10
Tax Qualified Contracts                16

* In certain states a Contract is available only as a group Contract. In these states we issued you a certificate that represents your ownership and summarizes the provisions of the group Contract. References to "Contract" in this prospectus include certificates unless the context requires otherwise.


                                 3  PROSPECTUS

THE CONTRACT AT A GLANCE
--------------------------------------------------------------------------------
The following is a snapshot of the Contract. Please read the remainder of this prospectus for more information.


FLEXIBLE PAYMENTS     We have discontinued offering new Contracts. You can add to your existing
                      Contract as often and as much as you like, but each payment must be at least
                      $1,000. You must maintain a minimum account size of $1,000.
EXPENSES              You will bear the following expenses:
                      o A withdrawal charge will apply to withdrawals made from a Guarantee
                      Period prior to its expiration. Withdrawal charges will be the lesser of: (a)
                      the amount withdrawn in excess of the Free Withdrawal Amount times one half of the interest rate for the Guarantee Period; or (b) interest earned on the amount withdrawn. Certain limits may apply to reduce this charge.
                      o A MARKET VALUE ADJUSTMENT (which can be positive or negative) for withdrawals except those taken during the 30 day period after the expiration of a Guarantee Period.
                      o State premium tax (if your state imposes one).
GUARANTEED INTEREST   The Contract offers fixed interest rates that we guarantee for specified periods we call "Guarantee Periods." To find out what the current rates are on the Guarantee Periods, please call us at 1-800-654-2397.
SPECIAL SERVICES      For your convenience, we offer these special services:
                      o AUTOMATIC ADDITIONS PROGRAM;
                      o SYSTEMATIC WITHDRAWAL PROGRAM.
INCOME PAYMENTS       The Contract offers three income payment plans:
                      o life income with guaranteed payments;
                      o a joint and survivor life income with guaranteed payments; or
                      o guaranteed payments for a specified period (5 to 30 years)
DEATH BENEFITS        If you or the ANNUITANT dies before the PAYOUT START DATE, we will pay benefits as described in the Contract.
WITHDRAWALS           You may withdraw some or all of your Contract value ("CONTRACT VALUE") at any time prior to the Payout Start Date. If you withdraw Contract Value from a Guarantee Period before its maturity, a withdrawal charge, MARKET VALUE
                      ADJUSTMENT, and taxes may apply. Withdrawals taken prior to annuitization
                      (referred to in this prospectus as the Payout Phase) are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings.
                      Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59  1/2, may be subject to an additional 10% federal tax penalty.



                                 4  PROSPECTUS

HOW THE CONTRACT WORKS
--------------------------------------------------------------------------------
The Contract basically works in two ways.


First, the CONTRACT can help you (we assume you are the "CONTRACT OWNER") save for retirement because you can invest in the Contract and generally pay no federal income taxes on any earnings until you withdraw or otherwise access them. You do this during what we call the "ACCUMULATION PHASE" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "ISSUE DATE") and continues until the "PAYOUT START DATE," which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payment to any combination of the Guarantee Periods. You will earn a fixed rate of interest that we declare periodically.

Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/ or for a pre-set number of years by selecting one of the income payment options (we call these "INCOME PLANS") described at "Income Payments - Income Plans." You receive income payments during what we call the "PAYOUT PHASE" of the Contract, which begins on the Payout Start Date and continues until we make the last income payment required by the Income Plan you select. During the Payout Phase we guarantee the amount of your payments, which will remain fixed. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.


[GRAPHIC APPEARS HERE]




As the Contract Owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract Owner or, if none, the BENEFICIARY will exercise the rights and privileges provided by the Contract. See "The Contract." In addition, if you die before the Payout Start Date we will pay DEATH BENEFITS to any surviving Contract Owner or, if there is none, to your Beneficiary. (See "Death Benefits.")

Please call us at 1-800-654-2397 if you have any questions about how the Contract works.



                                 5  PROSPECTUS

THE CONTRACT
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CONTRACT OWNER

The Custom Annuity is a contract between you, the Contract Owner, and Allstate Life, a life insurance company. As the Contract Owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

o    the amount and timing of your withdrawals,

o    the programs you want to use to withdraw money,

o    the income payment plan you want to use to receive retirement income,

o the Annuitant (either yourself or someone else) on whose life the income payments will be based,

o the Beneficiary or Beneficiaries who will receive the benefits that the Contract provides when the last surviving Contract Owner dies, and

o    any other rights that the Contract provides.

If you die, any surviving Contract Owner or, if none, the Beneficiary may exercise the rights and privileges provided to them by the Contract. If the sole surviving Contract Owner dies after the Payout Start Date, the Beneficiary will receive any guaranteed income payments scheduled to continue.

Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner.

The Contract cannot be jointly owned by both a non-living person and a living person. You can use the Contract with or without a "qualified plan." A qualified plan is a personal retirement savings plan, such as an IRA or tax-sheltered annuity, that meets the requirements of the Internal Revenue Code. The endorsements required to qualify these annuities under the Internal Revenue Code of 1986, as amended ("Code"), may limit or modify your rights and privileges under the Contract. We use the term "Qualified Contract" to refer to a Contract issued with a qualified plan. See "Qualified Plans" on page 13.


ANNUITANT
The Annuitant is the individual whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for specified periods). The Contract requires that there be an Annuitant at all times during the Accumulation Phase and on the Payout Start Date. The Annuitant must be a living person.

You initially designate an Annuitant in your application. You (or the youngest Contract Owner if there is more than one) will be the Annuitant unless a different person is named. You may not change the Annuitant. You may designate a joint Annuitant, who is a second person on whose life income payments depend. If the Annuitant dies prior to the Payout Start Date, the new Annuitant will be the youngest Contract Owner if living, otherwise the youngest Beneficiary.


BENEFICIARY
The Beneficiary is the person who may elect to receive the death benefit or become the new Contract Owner subject to the Death of Owner provision if the sole surviving Contract Owner dies before the Payout Start Date. If the sole surviving Contract Owner dies after the Payout Start Date, the Beneficiaries will receive any guaranteed income payments scheduled to continue.

You may name one or more Beneficiaries when you apply for a Contract. You may change or add Beneficiaries at any time, unless you have designated an irrevocable Beneficiary. We will provide a change of beneficiary request form to be signed by you and filed with us. Until we receive your written request to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. Once we accept your change request, any change will be effective on the date you sign the written request. We are not liable for any payment we make or other action we take before accepting any written request from you. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly. If the Contract Owner is a living person, we will determine the Beneficiary from the most recent request of the Contract Owner.

You may restrict income payments to Beneficiaries by providing us with a written request. Once we accept the written request, the restriction will take effect as of the date you signed the request. Any restriction is subject to any payment made by us or any other action we take before we accept the request.

If you did not name a Beneficiary or if the named Beneficiary is no longer living when the sole surviving Contract Owner dies, the Beneficiary will be:

o    your spouse or, if he or she is no longer alive,

o    your surviving children equally, or if you have no surviving children,

o    your estate.

Children, as used in this prospectus, are natural and adopted children only, either minor or adult.

If more than one Beneficiary survives you, we will divide the death benefit among the surviving Beneficiaries according to your most recent written instructions. If you have not given us written instructions in a form satisfactory to us, we will pay the death benefit in equal amounts to the surviving Beneficiaries.

For purposes of the Contract, in determining whether a living person, including a Contract Owner, Beneficiary,


                                 6   PROSPECTUS
or Annuitant ("Living Person A") has survived another living person, including a Contract Owner, Beneficiary, or Annuitant (Living Person B"), Living Person A must survive Living Person B by at least 24 hours. Otherwise, Living Person A will be conclusively deemed to have predeceased Living Person B.


MODIFICATION OF THE CONTRACT
Only an officer of Allstate Life may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law or except as otherwise permitted in the Contract. If a provision of the Contract is inconsistent with state law, we will follow state law.


ASSIGNMENT
You may assign an interest in your Contract. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until you sign it and file it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE ASSIGNING YOUR CONTRACT.

WRITTEN REQUESTS AND FORMS IN GOOD
ORDER Written requests must include sufficient information and/or documentation, and be sufficiently clear, to enable us to complete your request without the need to exercise discretion on our part to carry it out. You may contact our Customer Service Center to learn what information we require for your particular request to be in "good order." Additionally, we may require that you submit your request on our form. We reserve the right to determine whether any particular request is in good order, and to change or waive any good order requirements at any time.

If you have any questions, please contact your financial representative or call our Customer Service Center at 1-800-755-5275.

PURCHASES AND CONTRACT VALUE
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MINIMUM PURCHASE PAYMENTS


All subsequent purchase payments must be at least $1,000. You may make purchase payments at any time prior to the Payout Start Date. We reserve the right to limit the maximum amount and number of purchase payments we will accept.


AUTOMATIC ADDITIONS PROGRAM

You may make subsequent purchases payments by automatically transferring money from your bank account or your Morgan Stanley Active Assets/TM/ Account. Please call or write us for an enrollment form.


ALLOCATION OF PURCHASE PAYMENTS

For each purchase payment, you must select a Guarantee Period. A Guarantee Period is a period of years during which you will earn a guaranteed interest rate on your money. You must allocate at least $1,000 to any one Guarantee Period at the time you make your purchase payment or select a renewal Guarantee Period.

We will apply your purchase payment to the Guarantee Period you select within 7 days of the receipt of the payment and required information.


CONTRACT VALUE

Your Contract Value at any time during the Accumulation Phase is equal to the sum of the purchase payments you have invested in the Guarantee Periods, plus earnings thereon, and less any amounts previously withdrawn.

GUARANTEE PERIODS
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Each payment allocated to a Guarantee Period earns interest at a specified rate that we guarantee. Guarantee Periods may range from 1 to 10 years. You must select a Guarantee Period for each purchase payment.

Amounts allocated to Guarantee Periods become part of our general account, which supports our insurance and annuity obligations. The general account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the general account, subject to applicable law. You do not share in the investment experience of the general account.

You must allocate at least $1,000 to a Guarantee Period at the time you make a purchase payment or select a renewal Guarantee Period.


INTEREST RATES

We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We will not change the interest rate that we credit to a particular


                                 7   PROSPECTUS
investment until the end of the relevant Guarantee Period. We may declare different interest rates for Guarantee Periods of the same length that begin at different times.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, sales commissions and administrative expenses, general economic trends, and competitive factors. We determine the interest rates to be declared in our sole discretion. We can neither predict nor guarantee what those rates will be in the future. For current interest rate information, please contact your Morgan Stanley Financial Advisor or Allstate Life at 1-800-654-2397.


HOW WE CREDIT INTEREST

We will credit interest to your additional purchase payments from the date we receive them. We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the annual interest rate that we declared at the beginning of the applicable Guarantee Period.

The following example illustrates how a $10,000 purchase payment would grow, if allocated to a 5 year Guarantee Period, crediting a hypothetical 4.5% annual interest rate:



Purchase Payment                          $10,000
Guarantee Period                          5 Years
Annualized Effective Interest Rate          4.50%



                                                  END OF CONTRACT YEAR
                                              YEAR 1          YEAR 2          YEAR 3          YEAR 4          YEAR 5
Beginning Contract Value                  $  10,000.00
  x (1 + Annual Interest Rate)                    1.045
                                          $  10,450.00
Contract Value at end of Contract Year                    $  10,450.00
  x (1 + Annual Interest Rate)                                    1.045
                                                          $  10,920.25
Contract Value at end of Contract Year                                    $  10,920.25
  x (1 + Annual Interest Rate)                                                    1.045
                                                                          $  11,411.66
Contract Value at end of Contract Year                                                    $  11,411.66
  x (1 + Annual Interest Rate)                                                                    1.045
                                                                                          $  11,925.19
Contract Value at end of Contract Year                                                                    $  11,925.19
  x (1 + Annual Interest Rate)                                                                                    1.045
                                                                                                          $  12,461.82

Total Interest Credited During Guarantee Period = $2,461.82
($12,461.82-$10,000)

This example assumes no withdrawals during the entire 5 year Guarantee Period. If you were to make a partial withdrawal, you may be required to pay a withdrawal charge. In addition, the amount withdrawn may be increased or decreased by a Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn (see "Market Value Adjustment"). THE HYPOTHETICAL ANNUAL INTEREST RATE IS FOR ILLUSTRATIVE PURPOSES ONLY AND IS NOT INTENDED TO PREDICT FUTURE INTEREST RATES TO BE DECLARED UNDER THE CONTRACT. ACTUAL INTEREST RATES DECLARED FOR ANY GIVEN GUARANTEE PERIOD MAY BE MORE OR LESS THAN SHOWN ABOVE BUT WILL NEVER BE LESS THAN THE GUARANTEED MINIMUM RATE STATED IN THE CONTRACT.


RENEWALS

We will mail you a notice 21 days prior to the end of each Guarantee Period informing you of the options available to you for the expiring Guarantee Period. During the 10-day period after the end of the Guarantee Period, you may:

1) Take no action. We will automatically apply your money to a new Guarantee Period of the same length as the expiring Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for a Guarantee Period of that length; or


                                 8  PROSPECTUS

2) Instruct us to apply your money to one or more new Guarantee Periods that may be available. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

3) Withdraw all or a portion of your money from the expired Guarantee Period without incurring a withdrawal charge or a Market Value Adjustment. Amounts not withdrawn will be applied to a new Guarantee Period of the same length as the previous Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends.

During the first 10 days of a renewal Guarantee Period, any amount withdrawn will not reflect any interest earned during the 10-day period.


MARKET VALUE ADJUSTMENT

All withdrawals from a Guarantee Period, other than those taken within the first 10 days of a renewal of a Guarantee Period, are subject to a Market Value Adjustment. A Market Value Adjustment may also apply upon payment of a death benefit under a Contract.

We will not apply the Market Value Adjustment to withdrawals you make:

o to satisfy IRS minimum distribution rules for the Contract; or

o within the Free Withdrawal Amount, described under "Expenses" below.

We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time you remove it from that Guarantee Period. We calculate the Market Value Adjustment by comparing the interest rate for the Guarantee Period at its inception to the interest rate for a period equal to the time remaining in the Guarantee Period when you remove your money, as determined under the Contract.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly from the time you make a purchase payment, the Market Value Adjustment, any applicable withdrawal charge, premium taxes, and income tax withholding (if applicable) could reduce the amount you receive upon full withdrawal of your Contract Value to an amount that is less than the sum of your purchase payments plus interest at the minimum guaranteed interest rate under the Contract. However, we guarantee that the amount received upon surrender (prior to any withholding and before deduction for any applicable premium taxes) will be at least equal to the purchase payments less any prior partial withdrawals.

Generally, if the annual interest rate for the Guarantee Period at the time you allocate your purchase payment is lower than the applicable current annual interest rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a lower amount payable to you. Conversely, if the annual interest rate for the Guarantee Period at the time you allocate your purchase payment is higher than the applicable current annual interest rate, then the Market Value Adjustment will result in a higher amount payable to you.

For example, assume that you purchase a Contract and select an initial Guarantee Period of 5 years that has an annual interest rate of 4.50%. Assume that at the end of 3 years, you make a partial withdrawal, in excess of the Free Withdrawal Amount. If, at that later time, the current interest rate for a 2 year Guarantee Period is 4.00%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current interest rate for the 2 year Guarantee Period is 5.00%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix A to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.

EXPENSES
--------------------------------------------------------------------------------

As a Contract Owner, you will bear the charges and expenses described below.


WITHDRAWAL CHARGE
During the Accumulation Phase, we may assess a withdrawal charge from amounts you withdraw. However, each year you may withdraw up to 10% of the money initially allocated to the Guarantee Period from which you are making the withdrawal without paying a withdrawal charge. We measure each year from the commencement of the relevant Guarantee Period. Unused portions of this 10% "Free Withdrawal Amount" are not carried forward to future years or other Guarantee Periods. We will deduct withdrawal charges, if applicable, from the amount paid unless you instruct otherwise.

The withdrawal charge is equal to the lesser of:

                                 9   PROSPECTUS

1) one-half the annual interest rate for the Guarantee Period multiplied by the amount withdrawn in excess of the 10% Free Withdrawal Amount; or

2) interest earned on the amount of the withdrawal.

We do not apply a withdrawal charge in the following situations:

o    on the Payout Start Date; or

o withdrawals taken from a renewal Guarantee Period within the first 10 days of such Period; or

o withdrawals taken to satisfy IRS minimum distribution rules for the Contract; or

o    upon the death of the Contract Owner or Annuitant.

We use the amounts obtained from the withdrawal charge to recover the cost of sales commissions and other promotional or distribution expenses associated with marketing the Contracts.

Withdrawals may be subject to tax penalties, income tax and a Market Value Adjustment. You should consult your own tax counsel or other tax advisers regarding the tax consequences of making any withdrawals.


PREMIUM TAXES
Some states and other governmental entities (E.G., municipalities) charge premium taxes or similar taxes. We are responsible for paying these taxes and will deduct them from your Contract Value. Some of these taxes are due when the Contract is issued, others are due when income payments begin or upon surrender. Our current practice is not to charge anyone for these taxes until income payments begin or when a total withdrawal occurs, including payment upon death.

We may, sometime in the future, discontinue this practice and deduct premium taxes from the purchase payments. Premium taxes generally range from 0% to 4%, depending on the state or other governmental entity (as applicable).

At the Payout Start Date, we deduct the charge for any applicable premium taxes from the total Contract Value before applying the Contract Value to an Income Plan.

ACCESS TO YOUR MONEY
--------------------------------------------------------------------------------

You can withdraw some or all of your money at any time prior to the Payout Start Date. You may not make any withdrawals or surrender your Contract once the Payout Phase has begun.

You must specify the Guarantee Period from which you would like to withdraw your money. If the amount you withdraw reduces the amount invested in any Guarantee Period to less than $1,000, we will treat the withdrawal request as a request to withdraw the entire amount in that Guarantee Period.

The amount you receive may be reduced by a withdrawal charge, income tax withholding, and any premium taxes. The amount you receive may be increased or reduced by a Market Value Adjustment. If you request a total withdrawal, we may require you to return your Contract to us.

Withdrawals taken prior to annuitization (referred to in this prospectus as the Payout Phase) are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Distributions taken prior to age 59 1/2 may be subject to an additional 10% federal tax penalty.

Please consult your tax advisor before taking any withdrawal.


SYSTEMATIC WITHDRAWAL PROGRAM
You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. The minimum amount of each systematic withdrawal is $100. We will deposit systematic withdrawal payments into the Contract Owner's bank account or Morgan Stanley Active AssetsTM Account. Please consult with your Morgan Stanley Financial Advisor for details.

Withdrawals taken prior to annuitization (referred to in this prospectus as the Payout Phase) are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. Please consult your tax advisor before taking any withdrawal.

We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.


POSTPONEMENT OF PAYMENTS
We may defer payment of withdrawals for up to six months from the date we receive your withdrawal request or such shorter time as the law may allow.


RETURN OF PURCHASE PAYMENT GUARANTEE
When you withdraw your money, a withdrawal charge and a Market Value Adjustment may apply. However, if you decide to surrender your Contract, we guarantee that the amount you receive upon surrender will never be less than the sum of your initial and any subsequent purchase payments, less amounts previously withdrawn (prior to withholding and the deduction of any applicable


                                10   PROSPECTUS
premium and penalty taxes). Applicable premium tax and income tax withheld may reduce the amount you receive on surrender to less than the sum of your initial and any subsequent purchase payments. This guarantee does not apply to earnings on purchase payments. The renewal of a Guarantee Period does not in any way change this guarantee.


MINIMUM CONTRACT VALUE
If the amount you withdraw reduces your Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. Before terminating any Contract whose value has been reduced by withdrawals to less than $1,000, we would inform you in writing of our intention to terminate your Contract and give you at least 30 days in which to make an additional purchase payment to restore your Contract's value to the contractual minimum of $1,000. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any Market Value Adjustment, less withdrawal and other charges and applicable taxes.

PAYOUT PHASE
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PAYOUT START DATE

The Payout Start Date is the day that we apply your money to provide income payments under an Income Plan. The Payout Start Date must be:

o    at least 30 days after the Issue Date; and

o    no later than the Annuitant's 90th birthday, or

o    the 10th Contract anniversary, if later.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.


INCOME PLANS
An Income Plan is a series of scheduled payments to you or someone you designate. You may choose only one Income Plan. You may choose and change your choice of Income Plan until 30 days before the Payout Start Date. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years. After the Payout Start Date, you may not make withdrawals or change your choice of Income Plan.

A portion of each payment will be considered taxable and the remaining portion will be a non-taxable return of your investment in the Contract, which is also called the "basis". Once the investment in the Contract is depleted, all remaining payments will be fully taxable. If the Contract is tax-qualified, generally, all payments will be fully taxable. Taxable payments taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

The three Income Plans available under the Contract are:

INCOME PLAN 1 - LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies in the Payout Phase, we will continue to pay income payments until the guaranteed number of payments has been paid.

INCOME PLAN 2 - JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant lives. If both the Annuitant and joint Annuitant die in the Payout Phase, we will continue to pay the income payments until the guaranteed number of payments has been paid.

INCOME PLAN 3 - GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD. Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. The shortest number of months guaranteed is 60; the longer number of months guaranteed is 360.

The length of any Guaranteed Payment Period under your selected Income Plan generally will affect the dollar amount of each income payment. As a general rule, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments. As a general rule, plans with a joint Annuitant also will result in lower income payments. Income plans may vary from state to state.

We may make other Income Plans available, including ones that you and we agree upon. You may obtain information about them by writing or calling us.

If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we will require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and may require proof that the Annuitant or joint Annuitant are alive before we make each payment. Please note that under such Income Plans, if you elect to take no guaranteed payments, it is possible that the payee could receive no income payments if the Annuitant and any joint Annuitant both die before the first income payment, or only one income payment if they die before the second income payment, and so on.


                                11   PROSPECTUS

We will apply your Contract Value, less applicable taxes, to your Income Plan on the Payout Start Date. If your initial monthly payments would be less than $20, and state law permits, we may:

o terminate your Contract and pay you the Contract Value, less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or

o reduce the frequency of your payments so that each payment will be at least $20.


INCOME PAYMENTS
Subject to your Income Plan selection, we guarantee income payment amounts for the duration of the Income Plan. We calculate income payments by:

o    determining your Contract Value on the Payout Start Date;

o    deducting any applicable premium tax; and

o applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.

We may defer making fixed income payments for a period of up to six months or such shorter time as state law may require. If we defer payments for 30 days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.


CERTAIN EMPLOYEE BENEFIT PLANS
The Contract offered by this prospectus contains income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex, to the extent permitted by law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the Contract is appropriate.

DEATH BENEFITS
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We will pay a death benefit if, prior to the Payout Start Date:

1) the Contract Owner dies; or

2) the Annuitant dies.

We will pay the death benefit to the new Contract Owner as determined immediately after the death. The new Contract Owner would be a surviving Contract Owner or, if none, the Beneficiary.


DEATH BENEFIT AMOUNT

Prior to the Payout Start Date, the death benefit is equal to the greater of:

1. the Contract Value; and

2. the "SETTLEMENT VALUE," which is the Contract Value, adjusted by any Market Value Adjustment, less withdrawal charges and premium taxes.

We will calculate the value of the death benefit as of the date we receive the first complete request for settlement of the death benefit.

A claim for settlement of the death benefit must include Due Proof of Death. We will accept the following documentation as "Due Proof of Death":

o    a certified copy of the death certificate;

o a certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

o    any other proof acceptable to us.

DEATH BENEFIT OPTIONS

Upon death of the Contract Owner, the new Contract Owner generally has the following 3 options:

1. receive the Settlement Value within 5 years of the date of death;

2. receive the death benefit in a lump sum; or

3. apply the death benefit to an Income Plan, with income payments beginning within one year of the date of death. Income payments must be made over the life of the new Contract Owner, or a period not to exceed the life expectancy of the new Contract Owner.

Options 2 and 3 above are available only if we receive Due Proof of Death within 60 days of the date of death. We reserve the right to waive or extend the 60 day limit on a non-discriminatory basis.

For Options 1 and 3, if there is no Annuitant at the time, the new Annuitant will be the youngest Contract Owner unless the Contract Owner names a different Annuitant.

If the new Contract Owner is a non-living person, the new Contract Owner must elect to receive the death benefit in a lump sum. If we receive Due Proof of Death within 60 days of the date of death, we will pay a death benefit. Otherwise, we will pay a Settlement Value.

If the surviving spouse of the deceased Contract Owner is the new Contract Owner, then the spouse may elect Options 2 or 3 listed above or may continue the Contract in the Accumulation Phase as if the death had not


                                12   PROSPECTUS
occurred. If there is no Annuitant at that time, the new Annuitant will be the surviving spouse.

If the Contract Owner is not the Annuitant and the Annuitant dies, then the Contract Owner has the following 3 options:

1. continue the Contract as if the death had not occurred;

2. receive the death benefit in a lump sum; or

3. apply the death benefit to an Income Plan, which must begin within 1 year of the date of death and must be for a period equal to or less than the life expectancy of the Contract Owner.

The Contract Owner has 60 days from the date Allstate Life receives Due Proof of Death to select an income plan without incurring a tax on the entire gain in the Contract. If the Contract Owner elects to continue the Contract they will be taxed on the entire gain in the Contract computed on the date of continuance. We are required to report such gain to the IRS as income to the Contract Owner. An additional 10% federal tax penalty may apply if the Contract Owner is under age 59 1/2. Any amount included in the Contract Owner's gross income as a result of a Contract continuance will increase the investment in the Contract for future distributions.

For Options 1 or 3, the new Annuitant will be the youngest Contract Owner unless the Contract Owner names a different Annuitant. Options 1 and 3 are not available if the Contract Owner is a non-living person.

Options 2 and 3 above are available only if we receive Due Proof of Death within 60 days of the date of death. We reserve the right to waive or extend the 60 day limit on a non-discriminatory basis.

MORE INFORMATION
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ALLSTATE LIFE

Allstate Life is the issuer of the Contract. Allstate Life was organized in 1957 as a stock life insurance company under the laws of the State of Illinois.

Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company organized under the laws of the State of Illinois. All of the capital stock issued and outstanding of Allstate Insurance Company is owned by The Allstate Corporation.

Allstate Life is licensed to operate in the District of Columbia, Puerto Rico, and all jurisdictions except the State of New York. We intend to offer the Contract in those jurisdictions in which we are licensed. Our home office is located at 3100 Sanders Road, Northbrook, Illinois, 60062.


THE CONTRACT
DISTRIBUTION. Morgan Stanley & Co. Inc., located at 1585 Broadway, New York, NY 10036, serves as principal underwriter of the Contracts. Morgan Stanley & Co. Inc. is a wholly owned subsidiary of Morgan Stanley Dean Witter & Co. Morgan Stanley & Co. Inc. is a registered broker-dealer under the Securities Exchange Act of 1934, as amended ("Exchange Act") and is a member of FINRA. Morgan Stanley & Co. Inc. is also registered with the Securities and Exchange Commission as an investment adviser.

We may pay broker-dealers up to a maximum sales commission of 8% on subsequent purchase payments or upon renewal of a Guarantee Period. The underwriting agreement with Morgan Stanley & Co. Inc. provides that we will reimburse Morgan Stanley & Co. Inc. for any liability to Contract Owners arising out of services rendered or Contracts issued.

ADMINISTRATION. We have primary responsibility for all administration of the Contracts. We provide the following administrative services, among others:

o    issuance of the Contracts;

o    maintenance of Contract Owner records;

o    Contract Owner services; and

o    preparation of Contract Owner reports.

You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we reserve the right to make the adjustment as of the date that we receive notice of the potential error.


ANNUITIES HELD WITHIN A QUALIFIED PLAN
If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information. Allstate Life no longer issues deferred annuities to employer sponsored qualified retirement plans.


                                13   PROSPECTUS

LEGAL MATTERS
Certain matters of state law pertaining to the Contracts, including the validity of the Contracts and Allstate Life's right to issue such Contracts under applicable state insurance law, have been passed upon by Angela K. Fontana, Vice President, General Counsel and Secretary of Allstate Life.

TAXES
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THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. ALLSTATE LIFE MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.


TAXATION OF ALLSTATE LIFE INSURANCE COMPANY
Allstate Life is taxed as a life insurance company under Part I of Subchapter L of the Code.


TAXATION OF FIXED ANNUITIES IN GENERAL
TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where the Contract Owner is a natural person.

NON-NATURAL OWNERS. Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.

EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain Qualified Plans; (4) certain contracts used in connection with structured settlement agreements; and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

GRANTOR TRUST OWNED ANNUITY. Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section. In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the surviving Contract Owner. Since the trust will be the surviving Contract Owner in all cases, the Death Benefit will be payable to the trust notwithstanding any beneficiary designation on the annuity contract. A trust, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment; or 2) payment deferred up to five years from date of death.

TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a total withdrawal under a non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

You should contact a competent tax advisor about the potential tax consequences of a Market Value Adjustment, as no definitive guidance exists on the proper tax treatment of Market Value Adjustments.

TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die,


                                14   PROSPECTUS
and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date. It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.

DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

o if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

o if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse (as defined by federal law) of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner;

o if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will trigger the rules under death of the Contract Owner.

TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:

o if distributed in a lump sum, the amounts are taxed in the same manner as a total withdrawal, or

o if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

o    made on or after the date the Contract Owner attains age 59 1/2,

o made as a result of the Contract Owner's death or becoming totally disabled,

o made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

o    made under an immediate annuity, or

o    attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. Not all products may offer a substantially equal periodic payment stream.

TAX FREE EXCHANGES UNDER INTERNAL REVENUE CODE SECTION 1035. A 1035 exchange is a tax-free exchange of a non-Qualified life insurance contract, endowment contract or annuity contract into a non-Qualified annuity contract or into a qualified long-term care insurance contract. The contract owner(s) must be the same on the old and new contracts. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.

PARTIAL EXCHANGES. The IRS has issued rulings that permit partial exchanges of annuity contracts. Effective October 24, 2011, the provisions of Revenue Procedure 2011-38 indicate that a partial exchange, from one deferred annuity contract to another deferred annuity contract will qualify for tax deferral. If a distribution from either contract occurs during the 180 day period following the date of the 1035 transfer, the IRS will apply general tax principles to determine substance and treatment of the transfer. This may include disqualifying the original 1035 exchange or treating the withdrawn funds as a distribution from the original contract. You


                                15   PROSPECTUS
should consult with a competent tax advisor with respect to withdrawals or surrenders during this 180 day time frame.

For partial exchanges that occurred prior to October 24, 2011, the provisions of Revenue Procedure 2008-24 will continue to apply if there is a surrender or distribution within 12 months of the date on which the partial exchange was completed. In such Revenue Procedure, the IRS has indicated that that where there is a surrender or distribution from either the initial annuity contract or receiving annuity contract within 12 months of the date on which partial exchange was completed, the transfer will retroactively be treated as a taxable distribution from the initial annuity contract and a contribution to a receiving annuity contract. The tax-free exchange will not be lost for distributions during this 12 month period if one of following exists:

o    the Contract owner is age 59  1/2 or older during the 12 month period,

o the Contract owner dies or becomes totally disabled during the 12 month period,

o the Annuitant dies when the Contract Owner is an entity during the 12 month period,

o made as a result of the Contract Owner suffering a "life event" such as a divorce or loss of employment during the 12 month period,

o    allocable to investment in the Contract before August 14, 1982 and

o    made from a qualified funding asset within the meaning of Code section
     130(d)

PARTIAL EXCHANGE FROM A DEFERRED ANNUITY TO LONG-TERM CARE CONTRACT. The IRS confirmed in Notice 2011-68 that partial exchanges from a deferred annuity contract to a qualified long-term care insurance contract can qualify as tax-free exchanges under section 1035.

You are strongly urged to consult a competent tax advisor before entering into any transaction of this type.

TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.

AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-qualified deferred annuity contracts issued by Allstate Life (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

INCOME TAX WITHHOLDING
Generally, Allstate Life is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. If no election is made or no U.S. taxpayer identification number is provided we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Allstate Life is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Allstate Life as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien not subject to FATCA. Certain payees may be subject to the Foreign Accounts Tax Compliance Act (FATCA) which would require 30% mandatory withholding for certain entities. Please see your personal tax advisor for additional information regarding FATCA. A non-resident alien is someone other than a U.S. citizen or resident alien. We require an original IRS Form W-8 at issue to certify the owners' foreign status. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.


TAX QUALIFIED CONTRACTS
The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income from annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as an IRA. Tax Qualified Contracts are contracts purchased as or in connection with:


                                16   PROSPECTUS

o    Individual Retirement Annuities (IRAs) under Code Section 408(b);

o    Roth IRAs under Code Section 408A;

o    Simplified Employee Pension (SEP IRA) under Code Section 408(k);

o    Savings Incentive Match Plans for Employees (SIMPLE IRA) under Code
     Section 408(p);

o    Tax Sheltered Annuities under Code Section 403(b);

o    Corporate and Self Employed Pension and Profit Sharing Plans under Code
     Section 401; and

o State and Local Government and Tax-Exempt Organization Deferred Compensation Plans under Code Section 457.

Allstate Life reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements. If you use the Contract within an employer sponsored qualified retirement plan or TSA, the plan may impose different or additional conditions or limitations on withdrawals, waiver of charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if Qualified Plan and TSA limits on distributions and other conditions are not met. Please consult your Qualified Plan or TSA administrator for more information. Allstate Life no longer issues deferred annuities to employer sponsored qualified retirement plans. Allstate Life has currently suspended sales of deferred annuities to TSAs.

The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Allstate Life can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent's IRA, TSA, or employer sponsored retirement plan under which the decedent's surviving spouse is the beneficiary. Allstate Life does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent's IRA, TSA, or employer sponsored qualified retirement plan.

Please refer to your Endorsement for IRAs or 403(b) plans, if applicable, for additional information on your death settlement options. In the case of certain Qualified Plans, the terms of the Qualified Plan Endorsement and the plans may govern the right to benefits, regardless of the terms of the Contract.

TAXATION OF WITHDRAWALS FROM AN INDIVIDUALLY OWNED TAX QUALIFIED CONTRACT. We do not keep track of nondeductible contributions, and generally all tax reporting of distributions from Tax Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"Qualified distributions" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

o    made on or after the date the Contract Owner attains age 59 1/2,

o    made to a beneficiary after the Contract Owner's death,

o    attributable to the Contract Owner being disabled, or

o made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions.

REQUIRED MINIMUM DISTRIBUTIONS. Generally, Tax Qualified Contracts (excluding Roth IRAs) require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Effective December 31, 2005, the IRS requires annuity contracts to include the actuarial present value of other benefits for purposes of calculating the required minimum distribution amount. These other benefits may include accumulation, income, or death benefits. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.

THE DEATH BENEFIT AND TAX QUALIFIED CONTRACTS. Pursuant to the Code and IRS regulations, an IRA (E.G., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value. The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the Death Benefits offered by your Contract do not constitute life insurance under these regulations.

It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under Qualified Plans, such as in connection with a TSA or employer sponsored qualified retirement plan.


                                17   PROSPECTUS

Allstate Life reserves the right to limit the availability of the Contract for use with any of the Qualified Plans listed above.

PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM TAX QUALIFIED CONTRACTS. A 10% penalty tax applies to the taxable amount of any premature distribution from a Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

o    made on or after the date the Contract Owner attains age 59 1/2,

o    made as a result of the Contract Owner's death or total disability,

o made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

o    made after separation from service after age 55 (does not apply to IRAs),

o    made pursuant to an IRS levy,

o    made for certain medical expenses,

o made to pay for health insurance premiums while unemployed (applies only for IRAs),

o    made for qualified higher education expenses (applies only for IRAs)

o made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs), and

o from an IRA made to individuals who (because of their being members of a reserve component) are ordered or called to active duty after September 11, 2001 for more than 179 days or for an indefinite period; and made during the period beginning on the date of the order or call on duty and ending at the close of the active duty period.

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON TAX QUALIFIED CONTRACTS. With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. Not all products may offer substantially equal periodic payment stream.

INCOME TAX WITHHOLDING ON TAX QUALIFIED CONTRACTS. Generally, Allstate Life is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "eligible rollover distributions." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. Since we cannot determine the taxable amount of distributions from a Roth IRA, we will not automatically withhold 10%. If you request withholding from a Roth IRA distribution, federal income tax will be withheld on the entire amount distributed. In certain states, if there is federal withholding, then state withholding is also mandatory. Allstate Life is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Tax Qualified Contracts, including TSAs but excluding IRAs, with the exception of:

o    required minimum distributions, or,

o a series of substantially equal periodic payments made over a period of at least 10 years, or,

o a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

o    hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, Allstate Life is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Allstate Life as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien not subject to FATCA. Certain payees may be subject to the Preign Accounts Tax compliance Act (FATCA) which would


                                18   PROSPECTUS
require 30% mandatory withholding for certain entities. Please see your personal tax advisor for additional information regarding FATCA. A non-resident alien is someone other than a U.S. citizen or resident alien. We require an original IRS Form W-8 at issue to certify the owners' foreign status. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

CHARITABLE IRA DISTRIBUTIONS. The Pension Protection Act of 2006 included a charitable giving incentive permitting tax-free IRA distributions for charitable purposes.

For distributions in tax years beginning after 2005 and before 2008, the Act provides an exclusion from gross income, up to $100,000, for otherwise taxable IRA distributions from a traditional or Roth IRA that are qualified charitable distributions. To constitute a qualified charitable distribution, the distribution must be made (1) directly by the IRA trustee to a certain qualified charitable organizations and (2) on or after the date the IRA owner attains age 70 1/2. Distributions that are excluded from income under this provision are not taken into account in determining the individual's deduction, if any, for charitable contributions.

The IRS has indicated that an IRA trustee is not responsible for determining whether a distribution to a charity is one that satisfies the requirements for the new income tax exclusion added by the Pension Protection Act. As a result the general rules for reporting IRA distributions apply.

This provision was applicable through December 31, 2013, and has expired.

INDIVIDUAL RETIREMENT ANNUITIES. Code Section 408(b) permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified retirement plans may be "rolled over" on a tax-deferred basis into an Individual Retirement Annuity.

ROTH INDIVIDUAL RETIREMENT ANNUITIES. Code Section 408A permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or Annuity may be converted or "rolled over" to a Roth Individual Retirement Annuity. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions. An individual with adjusted gross income (AGI) of $100,000 or more won't be able to rollover amounts from an eligible retirement plan into a Roth IRA. Please note, however, that the $100,000 AGI limit will be eliminated for tax years beginning after December 31, 2009. Effective January 1, 2005, the IRS requires conversions of annuity contracts to include the actuarial present value of other benefits for purposes of valuing the taxable amount of the conversion.

ANNUITIES HELD BY INDIVIDUAL RETIREMENT ACCOUNTS (COMMONLY KNOWN AS CUSTODIAL
IRAS). Code Section 408 permits a custodian or trustee of an Individual Retirement Account to purchase an annuity as an investment of the Individual Retirement Account. If an annuity is purchased inside of an Individual Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.

If you have a contract issued as an IRA under Code Section 408(b) and request to change the ownership to an IRA custodian permitted under Section 408, we will treat a request to change ownership from an individual to a custodian as an indirect rollover. We will send a Form 1099R to report the distribution and the custodian should issue a Form 5498 for the contract value contribution.

Generally, the death benefit of an annuity held in an Individual Retirement Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement Account to continue the Contract in the accumulation phase, with the Annuitant's surviving spouse as the new Annuitant, if the following conditions are met:

1) The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the Contract;

2) The deceased Annuitant was the beneficial owner of the Individual Retirement Account;

3) We receive a complete request for settlement for the death of the Annuitant; and

4) The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:


                                19   PROSPECTUS

           (a) The Annuitant's surviving spouse is the sole beneficiary of the Individual Retirement Account;

           (b) The Annuitant's surviving spouse has elected to continue the Individual Retirement Account as his or her own Individual Retirement Account; and

           (c) The custodian or trustee of the Individual Retirement Account has continued the Individual Retirement Account pursuant to the surviving spouse's election.

SIMPLIFIED EMPLOYEE PENSION IRA. Code Section 408(k) allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.

SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE IRA). Code Section 408(p) allows eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS (TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND YOUR COMPETENT TAX ADVISOR.

TAX SHELTERED ANNUITIES. Code Section 403(b) provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Allstate Life has currently suspended sales of TSA contracts.

Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

o    attains age 59 1/2,

o    severs employment,

o    dies,

o    becomes disabled, or

o incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Allstate Life is directed to transfer some or all of the Contract Value to another 403(b) plan. Generally, we do not accept funds in 403(b) contracts that are subject to the Employee Retirement Income Security Act of 1974 (ERISA).

CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS.

Section 401(a) of the Code permits corporate employers to establish various types of tax favored retirement plans for employees. Self-employed individuals may establish tax favored retirement plans for themselves and their employees (commonly referred to as "H.R.10" or "Keogh"). Such retirement plans may permit the purchase of annuity contracts. Allstate Life no longer issues annuity contracts to employer sponsored qualified retirement plans.

There are two owner types for contracts intended to qualify under Section 401(a): a qualified plan fiduciary or an annuitant owner.

o A qualified plan fiduciary exists when a qualified plan trust that is intended to qualify under Section 401(a) of the Code is the owner. The qualified plan trust must have its own tax identification number and a named trustee acting as a fiduciary on behalf of the plan. The annuitant should be the person for whose benefit the contract was purchased.

o An annuitant owner exists when the tax identification number of the owner and annuitant are the same, or the annuity contract is not owned by a qualified plan trust. The annuitant should be the person for whose benefit the contract was purchased.

If a qualified plan fiduciary is the owner of the contract, the qualified plan must be the beneficiary so that death benefits from the annuity are distributed in accordance with the terms of the qualified plan. Annuitant owned contracts require that the beneficiary be the annuitant's spouse (if applicable), which is consistent with the required IRS language for qualified plans under Section 401(a). A completed Annuitant Owned Qualified Plan Designation of Beneficiary form is required in order to change the beneficiary of an annuitant owned Qualified Plan contract.

STATE AND LOCAL GOVERNMENT AND TAX-EXEMPT ORGANIZATION DEFERRED COMPENSATION PLANS.

Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. In eligible governmental plans, all assets and income must be held in a trust/ custodial account/annuity contract for the exclusive benefit of the participants and their beneficiaries. To the extent the Contracts are used in connection with a non-governmental eligible plan, employees are considered general creditors of the employer and the employer as owner of the Contract has the sole right to


                                20   PROSPECTUS
the proceeds of the Contract. Under eligible 457 plans, contributions made for the benefit of the employees will not be includible in the employees' gross income until distributed from the plan. Allstate Life no longer issues annuity contracts to employer sponsored qualified retirement plans.

ANNUAL REPORTS AND OTHER DOCUMENTS
--------------------------------------------------------------------------------

Allstate Life Insurance Company ("Allstate Life") incorporates by reference into the prospectus its latest annual report on Form 10-K filed pursuant to
Section 13(a) or Section 15(d) of the Exchange Act and all other reports filed with the SEC under the Exchange Act since the end of the fiscal year covered by its latest annual report, including filings made on Form 10-Q and Form 8-K. In addition, all documents subsequently filed by Allstate Life pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act also are incorporated into the prospectus by reference. Allstate Life will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Allstate Life, P.O. Box 660191, Dallas, TX 75266-0191 or by calling 1-800-654-2397. Allstate Life files periodic reports as required under the Securities Exchange Act of 1934. The public may read and copy any materials that Allstate Life files with the SEC at the SEC's Public Reference Room at 100 F Street NE, Room 1580, Washington, DC 20549-2000. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov).

ANNUAL STATEMENTS
--------------------------------------------------------------------------------

At least once a year prior to the Payout Start Date, we will send you a statement containing information about your Contract Value. For more information, please contact your financial representative or call our customer support unit at 1-800-654-2397.


                                21   PROSPECTUS

MARKET VALUE ADJUSTMENT
--------------------------------------------------------------------------------
The Market Value Adjustment is based on the following:


I   =
N   =
J   =



I   the Treasury Rate for a maturity equal to the Guarantee Period for the week preceding the establishment of the Guarantee
    Period.
N   the number of complete days from the date we receive the withdrawal request to the end of the Guarantee Period; and
J   the current interest crediting rate offered for a Guarantee Period of length N on the date we receive the withdrawal request.
    If we are not currently offering a Guarantee Period of length N, we will determine J by linear interpolation (weighted average) between the
    current interest rates for the next higher and lower integral years. If N is less than or equal to 365 days, J will be the rate for a Guarantee
    Period of 365 days duration.

The Market Value Adjustment factor is determined from the following formula:

     .9 x (I-J) x (N/365)

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount withdrawn (in excess of the Free Withdrawal Amount) from a Guarantee Period, other than amounts withdrawn from a renewal Guarantee Period during the first 10 days thereof.


                 EXAMPLES OF MARKET VALUE ADJUSTMENT
Purchase Payment:        $10,000 allocated to a Guarantee Period
Guarantee Period:        5 years
Interest Rate:            4.50%
Full Surrender:          End of Contract Year 3

NOTE: These examples assume that premium taxes are not applicable.


             EXAMPLE 1: (ASSUMES DECLINING INTEREST RATES)
Step 1. Calculate Contract Value at End of Contract Year 3:              $10,000.00 x (1.0450)/3/ = $11,411.66
Step 2: Calculate the Amount in excess of the Free Withdrawal            Free Withdrawal Amount (.10 x 10,000) = $1,000
 Amount:                                                                 Amount in Excess: $11,411.66 - $1,000 = $10,411.66
Step 3: Calculate the Withdrawal Charge:                                 .0225 x $10,411.66 = $234.26
Step 4: Calculate the Market Value Adjustment:                           I = 4.5%
                                                                         J = 4.2%
                                                                         N = 730 days
                                                                         Market Value Adjustment Factor: .9 x (I-J) x N/365
                                                                         = .9 x (.045 - .042) x (730/365) = .0054
                                                                         Market Value Adjustment = Market Value Adjustment
                                                                         Factor x Amount
                                                                         Subject to Market Value Adjustment:
                                                                         = .0054 x $10,411.66 = $56.22
Step 5: Calculate the amount received by Contract Owner as a result of   $11,411.66 - $234.26 + $56.22 = $11,233.62
 full withdrawal at the end of Contract Year 3:



              EXAMPLE 2: (ASSUMES RISING INTEREST RATES)
Step 1. Calculate Contract Value at End of Contract Year 3:              $10,000.00 x (1.0450)/3/ = $11,411.66
Step 2: Calculate the Amount in excess of the Free Withdrawal            Free Withdrawal Amount (.10 x $10,000) = $1,000
 Amount:                                                                 Amount in Excess: $11,411.66 - $1,000 = $10,411.66
Step 3: Calculate the Withdrawal Charge:                                 .0225 x $10,411.66 = $234.26
Step 4: Calculate the Market Value Adjustment:                           I = 4.5%
                                                                         J = 4.8%
                                                                         N = 730 days
                                                                         Market Value Adjustment Factor: .9 x (I-J) x N/365
                                                                         = .9 x (.045 - .048) x (730/365) = - .0054
                                                                         Market Value Adjustment = Market Value Adjustment
                                                                         Factor x Amount
                                                                         Subject to Market Value Adjustment:
                                                                         = - .0054 x $10,411.66 = - $56.22
Step 5: Calculate the amount received by Contract Owner as a result of   $11,411.66 - $624.70 - $56.22 = $10,730.74
 full withdrawal at the end of Contract Year 3:


                                 22  PROSPECTUS

BD2254-5

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        Registrant anticipates that it will incur the following approximate expenses in connection with the issuance and distribution of the securities to be registered:

        Registration fees....................$0
        Cost of printing and engraving.......$256
        Legal fees...........................$0
        Accounting fees......................$6,600
        Mailing fees.........................$118

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The By-laws of Allstate Life Insurance Company ("Registrant") provide that Registrant will indemnify all of its directors, former directors, officers and former officers, to the fullest extent permitted under law, who were or are a party or are threatened to be made a party to any proceeding by reason of the fact that such persons were or are directors or officers of Registrant, against liabilities, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them. The indemnity shall not be deemed exclusive of any other rights to which directors or officers may be entitled by law or under any articles of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the indemnity shall inure to the benefit of the legal representatives of directors and officers or of their estates, whether such representatives are court appointed or otherwise designated, and to the benefit of the heirs of such directors and officers. The indemnity shall extend to and include claims for such payments arising out of any proceeding commenced or based on actions of such directors and officers taken prior to the effectiveness of this indemnity; provided that payment of such claims had not been agreed to or denied by Registrant before such date.

The directors and officers of Registrant have been provided liability insurance for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of Registrant.


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit No.           Description


(1) Form of Underwriting Agreement (Incorporated herein by reference to Post-Effective Amendment No. 13 to Form N-4 Registration Statement of Northbrook Variable Annuity Account II of Northbrook Life Insurance Company (File No. 033-35412) dated December 31, 1996.)

(2) None

(4)(a) Form of Flexible Premium Deferred Annuity Contract and Application (Incorporated herein by reference to Post-Effective Amendment No. 7 to Registration Statement (File No. 033-50884) dated April 29, 1999).

(4)(b) Form of Contract Endorsement to Flexible Premium Deferred Annuity Contract (Previously filed in the initial Form S-3 Registration Statement (File No. 333-102324) dated January 2, 2003).

(5) Opinion and Consent of General Counsel re: Legality (Filed herewith).

(8) None

(11) None

(12) None

(15) Letter Re: Unaudited Interim Financial Information from Registered Public Accounting Firm (Filed herewith).

(23) Consent of Independent Registered Public Accounting Firm (Filed herewith.)

(24) Powers of Attorney for Don Civgin, Michael S. Downing, Angela K. Fontana, Judith P. Greffin, Wilford J. Kavanaugh, Jesse E. Merten, Harry R. Miller, Samuel H. Pilch, JOhn C. Pintozzi, Steven E. Shebik, Thomas J. Wilson and Matthew E. Winter. (Filed herewith.)

(25) None

(26) None

(27) Not applicable

(99) Experts (Filed herewith.)


ITEM 17.     UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1)  That, for the purpose of determining any liability under the Securities
     Act of 1933, each post-effective amendment to this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(3) That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

     The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)  Insofar as indemnification for liabilities arising under the Securities
     Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Township of Northfield, State of Illinois on the 7th day of November, 2014.


ALLSTATE  LIFE  INSURANCE  COMPANY
(REGISTRANT)

By:  /s/ ANGELA K. FONTANA
     ---------------------
     Angela K. Fontana
     Vice President, Secretary and General Counsel


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the 7th day of November, 2014.


*/DON CIVGIN                    Director, President and Chief Executive Officer
------------------------------------    (Principal Executive Officer)
Don Civgin


*/JESSE E. MERTEN    Director, Senior Vice President and Chief Financial Officer
------------------------------------      (Principal Financial Officer)
Jesse E. Merten


*/THOMAS J. WILSON                       Director and Chairman of the Board
------------------------------------
Thomas  J.  Wilson


*/MICHAEL S. DOWNING                      Director
------------------------------------
Michael S. Downing


/s/ANGELA K. FONTANA                     Director
------------------------------------
Angela K. Fontana


*/JUDITH P. GREFFIN                     Director
------------------------------------
Judith P. Greffin


*/WILFORD J. KAVANAUGH                  Director
------------------------------------
Wilford J. Kavanaugh


*/HARRY R. MILLER                  Director
------------------------------------
Harry R. Miller


*/SAMUEL H. PILCH          Director, Senior Group Vice President and Controller
------------------------------------     (Principal Accounting Officer)
Samuel H. Pilch


*/JOHN C. PINTOZZI                     Director
------------------------------------
John C. Pintozzi


*/STEVEN  E.  SHEBIK                     Director
------------------------------------
Steven  E.  Shebik


*/MATTHEW E. WINTER                     Director
------------------------------------
Matthew E. Winter


*/By:  Angela K. Fontana,  pursuant  to  Power  of  Attorney,  filed  herewith.





                                  EXHIBIT LIST


Exhibit No.            Description

(5) Opinion and Consent of General Counsel re: Legality.

(15) Letter Re: Unaudited Interim Financial Information from Registered Public Accounting Firm.

(23) Consent of Independent Registered Public Accounting Firm.

(24) Powers of Attorney for Don Civgin, Michael S. Downing, Angela K. Fontana, Judith P. Greffin, Wilford J. Kavanaugh, Jesse E. Merten, Harry R. Miller, Samuel H. Pilch, JOhn C. Pintozzi, Steven E. Shebik, Thomas J. Wilson and Matthew E. Winter.

(99) Experts.